Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Financial Officer of Blue Owl Technology Finance Corp. II (the “Company”), does hereby certify that to the undersigned’s knowledge:
1)the Company’s Form 10-K for the year ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2)the information contained in the Company’s Form 10-K for the year ended December 31, 2023 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 5, 2024	By:	/s/ Jonathan Lamm
Jonathan Lamm
Chief Operating Officer and Chief Financial Officer